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                                                                   EXHIBIT 10.44

                             CONSULTANT AGREEMENT


     This Consultant Agreement made and entered as of December 4, 1995, by and between MOLECULAR BIOSYSTEMS, INC., a Delaware corporation ("the COMPANY") and RICHARD M. STERN, an individual ("CONSULTANT").

     WHEREAS, COMPANY desires to retain CONSULTANT to perform certain services, and CONSULTANT is agreeable to doing so;

     NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties agree as follows:

     1. SERVICES. The COMPANY hereby engages CONSULTANT as an independent contractor to do work for COMPANY relative to (1) product marketing, (2) marketing partnership relations, (3) business development, (4) industry conditions, and (5) such other projects and subjects as may be reasonably requested by the COMPANY. CONSULTANT shall report to the COMPANY'S President. It is anticipated that this engagement will not occupy the greater part of CONSULTANT's customary work week.

     2. TERM. The initial term of this Consultant Agreement shall commence on December 4, 1995, and continue up to and including December 4, 1996. The term of this Agreement may be extended beyond the initial term for periods not exceeding six (6) months upon the written agreement of both parties.
CONSULTANT's services shall be rendered as requested by COMPANY.   This
Consultant Agreement, or any extended term thereof, may be terminated by either party with or without cause with thirty (30) days' written notice, provided that COMPANY cannot terminate this Consultant Agreement without making severance payment to CONSULTANT in the full amount of the remaining payments upon termination unless CONSULTANT is in material breach of this Consultant Agreement or the Letter Agreement.

     3.  COMPENSATION.

     (a) The COMPANY shall pay CONSULTANT $114,000 for services rendered under this Agreement. Payment shall be made every two weeks in accordance with the COMPANY's established business procedures. Unless otherwise agreed between the parties, the COMPANY shall withhold customary payroll taxes.

     (b) In the event that the COMPANY is purchased or experiences a substantial change in control and CONSULTANT is terminated as a result, the COMPANY shall make a severance payment to CONSULTANT in the full amount of the remaining payments upon termination.


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      4.  EXPENSES.  Expenses incurred by  CONSULTANT in performance under this Consultant Agreement, including those for travel, if any, shall be paid by COMPANY, subject to COMPANY having approved the proposed expenses in accordance with current COMPANY policies. Payment of expenses or reimbursement of CONSULTANT shall be made in accordance with COMPANY's established business procedures.

      5. INDEPENDENT CONTRACTOR. CONSULTANT's relationship with COMPANY is and shall be that of an independent contractor and not of an employee of COMPANY and neither party is authorized to nor shall act as the agent of the other without the prior approval of both parties.

      6. NOTICES. Any notice permitted or required under this Consultant Agreement shall be in writing and mailed or delivered to the receiving party at their respective last known addresses or any other changed address of which the sending party has been notified or of which it has actual knowledge.

      7. PROHIBITION AGAINST ASSIGNMENT. This Consultant Agreement and the rights, interests and benefits hereunder shall not be assigned by the CONSULTANT. However, you may provide for the assignment, gift, bequest, or transfer of such benefits under this Consultant Agreement to your survivor(s), or to a trust for their benefit, on your death, or in the event that you suffer a major disability.

      8. ENTIRE AGREEMENT. This Consultant Agreement, along with the Letter Agreement between the parties captioned "Terms of Separation from MBI," constitutes the entire agreement between the parties hereto and contains all of the agreements between the parties hereto with respect to the subject matter hereof.

      9. BINDING EFFECT. This Consultant Agreement shall be binding upon and inure to the benefit of the COMPANY and the CONSULTANT and their respective heirs, legal representatives, executors, administrators, and successors.

     10. GOVERNING LAW. This Consultant Agreement shall be subject to and governed by the laws of the State of California irrespective of the fact that the CONSULTANT is or may become a resident of a different state.

     11. AMENDMENT OF CONSULTANT AGREEMENT. No change or modification of this Consultant Agreement shall be valid unless the same be in writing and signed by the CONSULTANT and the COMPANY. No waiver of any provision of this Consultant Agreement shall be valid unless in writing and signed by the person or party to be charged.

     12. SEVERABILITY. If any portion or portions of this Consultant Agreement shall be, for any reason, deemed to be invalid or unenforceable, the

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remaining portion or portions shall nevertheless be valid, enforceable and carried into effect.

     13. HEADINGS. The headings of this Consultant Agreement are inserted for conve-nience only and are not to be considered in construction of the provisions hereof.

     14. WAIVER OF BREACH. The waiver by either of the parties hereto of any breach of any provision hereof shall not be construed to be a waiver of any succeeding breach of that provision or a waiver of any other provision of this Consultant Agreement.

     IN WITNESS WHEREOF, the COMPANY has caused this Consultant Agreement to be signed by its duly authorized officer and the CONSULTANT has signed this Consultant Agreement on the day and year appearing in the preamble.


MOLECULAR BIOSYSTEMS, INC.



      /s/ Bobba Venkatadri
By: ---------------------------------------
      Bobba Venkatadri
      President and Chief Operating Officer

CONSULTANT:


      /s/ Richard M. Stern
- -------------------------------------------
      Richard M. Stern


Date:  December 2, 1995